CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 7 to the Registration Statement on Form N-4, 333-177380 of RiverSource® Retirement Group Annuity Contract I of our report dated February 23, 2017 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 21, 2017 with respect to the financial statements of RiverSource Variable Account 10, which appear in Post-Effective Amendment 13 to the Registration Statement on Form N-4, 333-186218. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 24, 2017